UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 4, 2015

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 4, 2015, Evercore Partners Inc. (“Evercore”) entered into an underwriting agreement with Evercore LP, Mizuho Bank Ltd. (formerly known as Mizuho Corporate Bank Ltd.), as selling stockholder (“Mizuho”), and Mizuho Securities USA Inc. and Evercore Group L.L.C., as underwriters. Pursuant to the underwriting agreement, Evercore agreed to issue, and the selling stockholder agreed to sell, 5,454,545 shares of its Class A common stock ( “Class A Common Stock”) at a price of $52.525 per share (net of underwriting discounts).

Item 8.01 Other Events.

On November 10, 2015, Evercore completed the issuance, and Mizuho completed the sale, of 5,454,545 shares of Class A Common Stock pursuant to the above-described underwriting agreement.

The 5,454,545 shares of Class A common stock were issued upon the exercise in full of the outstanding warrant to purchase 5,454,545 shares of Class A common stock at $22.00 per share expiring in 2020 (the “Warrant”) issued to Mizuho in 2008 pursuant to a purchase agreement under which Mizuho also purchased from Evercore $120,000,000 of 5.20% Senior Notes due 2020 (the “Notes”). The exercise price under the Warrant was paid by surrender of the entire issue of the Notes and payment of approximately $11 million in cash.

Of the 5,454,545 shares of Class A common stock issued, the underwriters offered 3,100,000 shares to the public at a price of $55.00 per share, and Evercore purchased from the underwriters the remaining 2,354,545 shares of Class A common stock (the “Share Repurchase”) at a price of $52.525 per share, which was the price paid by the underwriters to the selling stockholder in this offering.

The Share Repurchase was funded on November 10, 2015 by the extension of $120,000,000 of funds under a senior credit facility that Evercore entered into with the New York branch of Mizuho on November 2, 2015 and by the approximately $11 million cash portion of the exercise price of the Warrant.

The preceding descriptions of the terms of the underwriting agreement is a summary, and is qualified in its entirety by reference to the underwriting agreement attached as Exhibit 1.1 to this report, which is incorporated herein by reference as though it was fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated November 4, 2015, among Evercore Partners Inc., the Selling Stockholder listed therein, Evercore LP and Mizuho Securities USA Inc. and Evercore Group L.L.C., as underwriters.

5.1	Opinion of Simpson Thacher and Bartlett LLP regarding the validity of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Adam B. Frankel
Name:	Adam B. Frankel
Title:	General Counsel

Dated: November 10, 2015

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated November 4, 2015, among Evercore Partners Inc., the Selling Stockholder listed therein, Evercore LP and Mizuho Securities USA Inc. and Evercore Group L.L.C., as underwriters.

5.1	Opinion of Simpson Thacher and Bartlett LLP regarding the validity of the securities.

4